Exhibit 99.2
Kevin Rubin Joins Zscaler as Chief Financial Officer to Drive Continued Growth

SAN JOSE, Calif., May 29, 2025 -- Zscaler, Inc. (NASDAQ: ZS), the leader in cloud security, today announced the appointment of Kevin Rubin as Chief Financial Officer. In his role, Rubin will oversee Zscaler’s global finance organization and play a critical role in scaling the company's operations to support its next phase of growth and innovation.

Rubin brings a wealth of financial expertise and strategic leadership experience in the technology industry, with a strong track record of driving operational excellence, managing business transformations, and delivering shareholder value. He will succeed Remo Canessa, who announced his intention to retire last year. Canessa will remain with Zscaler until the end of the fiscal year 2025 in an advisory capacity to support the transition.

"I am thrilled to welcome Kevin to the Zscaler leadership team during this transformative era of growth," said Jay Chaudhry, Chairman and CEO of Zscaler. "As organizations around the globe embrace AI security and Zero Trust Everywhere for their digital transformation journeys, Kevin's exceptional financial expertise, industry depth, and leadership at scale will be pivotal in driving Zscaler towards $5 billion and beyond in Annual Recurring Revenue. His proven CFO experience will be instrumental as we empower businesses to reimagine secure cloud adoption, harness AI-driven innovation, and shape the future of cybersecurity. I look forward to collaborating closely with Kevin to achieve our goals and further strengthen Zscaler’s leadership in the market."

Rubin brings over two decades of experience leading finance organizations at high-growth public and private companies. Prior to Zscaler he was CFO at BetterUp, where he guided the company’s financial strategy and operational scale. Before that, Rubin served as CFO at Alteryx, where he was responsible for global financial operations, investor relations, corporate development and ventures, real estate, and workplace services. Rubin led the company's successful IPO, and under his leadership, the company’s Annual Recurring Revenue grew to $1 billion. Previously, Rubin served as CFO at MSC Software, Pictage, DDN Storage and MRV Communications, honing a diverse skill set in financial strategy, operations, compliance, and investor relations.

“Zscaler is driving a major paradigm shift in cybersecurity with its unique Zero Trust platform which enables organizations to digitally transform their operations and securely adopt AI for productivity and efficiency gains,” said Kevin Rubin. “I am excited to join such a dynamic and innovative company and look forward to collaborating with the team to advance Zscaler’s mission.”

Forward-Looking Statements

This press release contains forward-looking statements that are based on our management's beliefs and assumptions and on information currently available to our management. These forward-looking statements include the potential impact of the executive appointment to Zscaler's future recurring revenue and ability to grow and scale. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. A significant number of factors could cause actual results to differ materially from statements made in this press release. Additional risks and uncertainties are set forth in our most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on March 10, 2025, which is available on our website at ir.zscaler.com and on the SEC's website at www.sec.gov. Any forward-looking statements in this release are based on the limited information currently available to Zscaler as of the date hereof, which is subject to change, and Zscaler will not necessarily update the information, even if new information becomes available in the future.

About Zscaler
Zscaler (NASDAQ: ZS) accelerates digital transformation so customers can be more agile, efficient, resilient, and secure. The Zscaler Zero Trust Exchange protects thousands of customers from cyberattacks and data loss by securely connecting users, devices, and applications in any location. Distributed across more than 150 data centers globally, the SASE-based Zero Trust Exchange is the world’s largest in-line cloud security platform.

Zscaler™, Zscaler Zero Trust Exchange™, Zscaler Internet Access™, and Zscaler Private Access™, ZIA™, and ZPA™ and Zscaler B2B™ are either (i) registered trademarks or service marks or (ii) trademarks or service marks of Zscaler, Inc. in the United States and/or other countries. Any other trademarks are the properties of their respective owners.

Media Relations Contact:
Nick Gonzalez
press@zscaler.com

Investor Relations Contact:
Ashwin Kesireddy
ir@zscaler.com